Potash America Corporate Compliance Policy

PURPOSE

The purpose of this policy is to provide guidance in our actions with employees, vendors, regulatory agencies and the public.

POLICY

This Code of Business Conduct & Ethics (“Code”) is intended to ensure compliance with the applicable legal requirements and our standards of honest and ethical business conduct. Anyone conducting business for Potash America Inc. and its subsidiaries (for purposes of this code, collectively “the Company” or the “Company”), including directors, officers, employees, contractors and agents, is expected to adhere to these standards in day-to-day activities, and comply with all applicable policies and procedures set forth herein.

This Code is intended to create an environment for directors, officers, employees, representatives and agents to express concerns relating to corporate accountability including questionable accounting or auditing matters, alleged violations of Company policy, alleged violations of federal and state statutes, or other local laws or ordinances, and allegations of corporate misconduct. No discrimination or retaliation against any person who, in good faith, reports such violations or allegations will be tolerated.

CONFLICTS OF INTERESTS

Every director, officer and employee is expected to conduct business within guidelines that prohibit actual and potential conflicts of interests. An actual or potential conflict of interest occurs when a director, officer or employee is in a position to influence a decision that may result in a personal gain for that director, officer or employee (or a relative or significant other) as a result of the Company’s business dealings. For instance, personal gain may result when a director, officer, employee or relative has significant ownership in a company, with which the Company does business, or when any kickback, bribe, substantial gift, or special consideration is provided to a director, officer or employee by a third party as a consequence of such party’s involvement in a Company business transaction. If you have any influence on transaction involving purchases, contracts, leases or other corporate affairs, it is critical that you disclose the possibility of any actual or potential conflict of interest so that safeguards can be established to protect you, the Company and any third parties involved in the transaction.

Outside Directorships:  It is a conflict of interest to serve as a director of any other company that competes with a Company entity. Although you serve as director of a Company supplier, customer developer or other business partner, our policy requires that you first obtain written approval from the Company’s legal counsel or Chief Executive Officer before accepting a directorship. Any compensation you receive must be commensurate to your responsibilities. Notwithstanding the foregoing, this paragraph shall not apply to the Company’s outside directors (i.e. members of the Company’s Board of Directors who are not also employees or independent contractors of the Company), except to extent such duties may be imposed on such directors by applicable law governing directors and their fiduciary duties to the Company.

Business Interests:  If you or a relative are considering investing in a Company customer, supplier, developer or competitor, you must first take great care to ensure that these investments do not compromise your responsibilities to the Company. Many factors should be considered in determining whether a conflict exists, including: the size and nature of the investment; your ability to influence the Company’s decisions; your access to confidential information of the Company or the other Company; and the nature of the relationship between the Company and the other Company. Investments greater than five percent (5%) in such entities require written approval from the Company’s Legal counsel or Chief Executive Officer. Notwithstanding the foregoing, this paragraph shall not apply to the Company’s outside directors (i.e. members of the Company’s Board of Directors who are not also employees or independent contractors of the Company), except to extent such duties may be imposed on such directors by applicable law governing directors and their fiduciary duties to the Company, and the restrictions set forth in the Company’s (i) Corporate Governance Principles and (ii) policy and procedures with respect to Related Person Transactions.

Corporate Opportunities:  Except as permitted by the Company’s certificate of incorporation, Directors, Officers and employees may not exploit for their own personal gain. Opportunities that are discovered through the use of the Company’s property, information or position unless the opportunity is disclosed fully in writing to the Company’s Board of Directors and the Board of Directors declines to pursue such opportunity.

Personal Use of Corporate Property:  Directors, officers and employees may not use or divert any corporate property, including services of other employees, for his or her own advantage or benefit.

Other Situations:  Because other conflicts of interests may arise, it would be impractical to attempt to list all possible situations. If a proposed transaction or situation raises any questions or doubts in your mind as to their propriety under this policy, you should consult the company’s Legal Department for guidance.

PROTECTING CONFIDENTIAL AND PROPRIETARY INFORMATION

The Company’s confidential information is a valuable asset that everyone must protect. All confidential information must be used for Company’s business purposes only and safeguarded by every Company employee. This responsibility includes not disclosing the Company’s confidential information such as information regarding the Company’s products or business over the internet or any other medium i.e. TV, radio, or print publication. Protecting information includes its proper labeling, safeguarding, securing, and disposal in accordance with the Company’s Records Retention Policy and also extends to confidential information of third parties that the Company has rightfully received under non-disclosure agreements.

There is an obligation of confidence and trust with respect to the Company’s business information and applies to the business of any client, customer, or other business affiliate of any Company entity. If you improperly use or disclose trade secrets or confidential business information, you will be subject to disciplinary action, up to and including termination of employment and legal action, even if you do not actually benefit from the disclosed information.

Disclosure of the Company Confidential Information:  To further the Company’s business, from time to time our confidential information may be disclosed to potential business partners. However, such disclosure should never be done without carefully considering its potential benefits and risks. The Company has standard nondisclosure agreements suitable for most disclosures. You must not sign a third party’s nondisclosure agreement or accept changes to the Company’s standard nondisclosure agreement without review and approval by the Company’s Board of Directors.

INSIDE INFORMATION AND SECURITIES TRADING

Directors, officers or employees who have access to material, non-public information are not permitted to use that information for trading purposes or for any purpose unrelated to the Company’s business. Directors, officers or employees should treat all non-public Company information as confidential. In addition to directors, officers or employees, these rules apply to their immediate family members (e.g. parents, siblings, spouses, children) sharing the same household. It is always illegal to trade in the Company’s securities while in possession of material, non-public information, and it also is illegal to communicate or tip such information to others who might use it to make an investment decision. Using material, non-public information to buy or sell company stock, options in Company stock, or the stock of a Company supplier, customer, competitor, or potential business partner is strictly prohibited.

FINANCIAL INTEGRITY

The Company through its employees, directors, contractors and agents of the Company entities worldwide, has a responsibility to provide full, fair, accurate, timely and understandable disclosure of its business and financial condition. As a result the integrity of our financial information is paramount. The Company’s financial information guides the decisions of our Board of Directors and is relied upon by our stockholders and the financial markets.

It is the Company’s policy to maintain books, records and accounts to accurately and fairly reflect all of the Company’s transactions. All officers and employees are responsible for following Company procedures for carrying out and reporting business transactions, obtaining the appropriate authorization from management for those transactions, and retention of appropriate documentation.

No Directors, officers or employee of the Company or any other person acting under the direction thereof, may interfere with or seek to improperly influence, directly or indirectly, the auditing of the Company’s financial records. Types of conduct that could constitute improper influence include, but are not limited to, directly or indirectly:

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Offering or paying bribes or other financial incentives, including future employment or contacts for non-audit services,

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Providing an auditor with an inaccurate or misleading legal analysis,

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Threatening to cancel or canceling existing non-audit engagements if the auditor objects to the Company’s accounting,

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Seeking to have a partner removed from an audit engagement because the partner objects to the Company’s accounting,

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Blackmailing, and

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Making physical threats.

Violation in this provision shall result in disciplinary action, up to and including termination, and may also subject you to substantial civil and criminal liability.

It is the Company’s policy to provide full, fair accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities Exchange Commission (“SEC”) and in any other public communication. If you become aware of or suspect any improper transaction, accounting or auditing practice within the Company, or if you believe the Company’s internal accounting controls are deficient or improper or the Company is not providing full fair accurate, timely and understandable disclosures in its periodic filing with SEC and any other public communication, you should report the matter immediately to the Chairman of the Board of Directors., The Audit Committee will oversee the investigation of any financial or audit related issues, as appropriate. All such complaints or reports shall be retained by the Company.

The Company will not permit any form of retaliation against any person, who, in good faith, reports violations or suspected violations affecting the integrity of the Company’s financial disclosures or who assists in an investigation of a reported violation. Acts of retaliation should be reported immediately. Any victimization of employees reporting retaliation or attempt to deter them from raising a concern will be treated as a serious disciplinary offense and may result in disciplinary action up to and including termination.

FOREIGN CORRUPT PRACTICES ACT

The Company requires full compliance with the Foreign Corrupt Practices Act (“FCPA”). The anti-bribery and corrupt payment provisions of the FCPA make illegal any corrupt offer, payment, promise to pay or authorization to pay any money, gift or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of: influencing any act or failure to act, in the official capacity of that foreign official or party; or inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone. Further, no contract or agreement may be made with any business in which a government official or employee holds a significant interest, without the prior approval of the Company’s Legal counsel.

All the Company’s employees and their managers, whether located in the United States or abroad, are responsible for FCPA compliance and the procedures to ensure FCPA compliance. The FPCA includes a number of terms of art and also contains requirements governing financial reporting. As a result, if you are involved in business dealings with a foreign government, agency, or official you should consult with the Company’s Legal Department to ensure FCPA compliance.

EMPLOYEE RESPONSIBILITIES

Customer Relationships

If your job puts you in contact with any Company customers or potential customers, it is critical for you to remember that you represent the Company to the people with whom you are dealing. Act in a manner that creates value for our customers and helps to build a relationship based upon trust. The Company and its employees have provided products and services for many years and have built up significant goodwill over that time.

Copyright Standard

The company subscribes to many publications that help employees do their jobs better. These include newsletters, reference works, online reference services, magazines, books, and other digital and printed works. Copyright law generally protects these works, and their unauthorized copying and distribution constitute copyright infringement. You must first obtain the consent of the publisher of a publication before copying publications or significant parts of them. When in doubt about whether you may copy a publication, consult the Company’s Legal counsel.

Government Relations

The Company’s policy is to comply fully with all applicable laws and regulations governing contact and dealings with government employees and public officials, and to adhere to high ethical, moral and legal standards of business conduct. This policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations. If you have any questions concerning government relations you should contact the Company’s Legal counsel.

Employee Conduct

The following list gives examples, but is not exhaustive, of many types of conduct that are not allowed at the Company. Engaging in misconduct may subject you to discipline, up to and including termination, even on the first offense. These examples do not identify every type of unacceptable conduct, and you should be aware that any conduct that adversely affects the Company might result in discipline, up to and including termination.

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Falsifying forms, records, or reports, or other acts of dishonesty.

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Inappropriate conduct such as harassment, discrimination or retaliation.

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Excessive absenteeism or tardiness.

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Insubordination including refusal to cooperate in any Company investigation.

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Engaging in altercations.

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Interfering in the work performance of others.

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Misusing or destroying Company property, including violating your duties of confidentiality.

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Engaging in threats of violence and or committing acts of violence directed towards employees, customers or guests of the Company.

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Unauthorized possession, use or sale of alcoholic beverages, illegal drugs or any other controlled substance on Company property, at Company events or in a business environment as a representative of the Company or reporting for work under the influence of alcohol or illegal drugs or otherwise violate the Company’s substance abuse policy.

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Abuse of alcohol or prescription drug.

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Violating safety or health regulations or engaging in conduct that creates a safety or health hazard.

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Use of vulgar language, sexual innuendo, profanity, epithets, derogatory jokes or comments.

COMPLIANCE WITH EMPLOYMENT LAWS

The Company’s work environment, worldwide, is based on respect for one another at all times and respect for workplace laws in each jurisdiction in which the Company does business.

INFORMATION TECHNOLOGY

Content

All content and distribution services provided by the Company and its subsidiaries may be used for lawful purposes only. Transmission, storage, or presentation of any information, data or material in violation of any United States federal, state or city law is prohibited. This includes, but not limited to: copyright material, material we judge to be threatening or obscene or material protected by trade secret and other statute, and/or which constitutes an invasion of privacy.

APPLICATION, ENFORCEMENT AND REPORTING OF VIOLATIONS

The Code applies to all directors, officers, and employees of the Company. These standards are enforced fairly and without prejudice at all levels of the Company consistent with the Company’s obligations under the law.

This Code reflects general principles to guide the Company’s directors, officers and employees in making ethical decisions. Directors, officers and employees are expected to follow this Code and to represent the Company in a responsible and ethical manner. The Code is not intended to address every situation in which the Company may find it appropriate to take disciplinary action.

Violations of this Code may result in disciplinary action. Forms of discipline include, but not limited to, verbal warning or counseling, written warning, suspension, demotion and employment termination. The Company is not obligated to follow any progressive disciplinary structure and may elect any form of discipline (or combination thereof) at any time in its sole discretion, including employment termination as a first result. Nothing in this Code alters the at will relationship of association with the Company.

Actual or likely conduct that reasonably may violate the Code or applicable law must be reported promptly to the Company’s Legal Counsel.

Reports will be investigated promptly and thoroughly. All employees are expected to cooperate with an investigation, refrain from interfering with an investigation, avoid misrepresenting information relevant to an investigation, and not attempt to discover the identity of anyone related to the matters under investigation.

The Company will not permit any form of retaliation against any person, who, in good faith, reports violations or suspected violations of this Code or who assists in a investigation of a reported violation. Acts of retaliation should be reported immediately. Generally, there should be no waivers to this code. However, in rare circumstances conflicts may arise that necessitate waivers. A waiver of the Code only may be made by the Board of Directors, and will be promptly disclosed as extent required.

This Code is publicly available at the Company’s website at www.potashamerica.com. The Company reserves the right to periodically update this Code by publishing such updates on the Company’s website.